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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT 1934

        Date of Report (date of earliest event reported): April 18, 2006

                     AMERICAN ORIENTAL BIOENGINEERING, INC.
               (Exact name of registrant as specified in charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

        0-29785                                            84-0605867
(Commission File Number)                       (IRS Employer Identification No.)

           NO. 308 XUEFU ROAD, NANGANG DISTRICT, HARBIN, CHINA, 150086
           -----------------------------------------------------------
              (Address of principal executive offices and zip Code)

                                86-451-8666-6601
                                ----------------
               (Registrant's telephone number including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01. COMPLETION OR ACQUISITION OF ASSETS.

         On April 18, 2006, American Oriental Bioengineering, Inc., a Nevada corporation (the "Registrant" or "AOB"), through Yield Chance Investments Limited, a wholly-owned subsidiary formed under the laws of the British Virgin Islands (the "Subsidiary"), acquired Guangxi Lingfeng Pharmaceutical Company Limited, a Chinese corporation ("Lingfeng"), engaged in the businesses of manufacturing and marketing in China various plant-based medicines. The acquisition was consummated pursuant to the terms of an acquisition agreement by and among AOB, Lingfeng and Xiaosheng Yu, the sole stockholder of Lingfeng (the "Agreement"), in connection with which the Subsidiary acquired all of the outstanding capital stock of Lingfeng. Lingfeng has a portfolio of 70 products in the areas of pediatric, gynecological, digestive and respiratory plant-based medicines and operates a distribution network based in Beijing, which extends across China, particularly Southern China.

         Pursuant to the Agreement, in consideration for all the outstanding capital stock of Lingfeng, the sole stockholder of Lingfeng is entitled to receive from AOB an aggregate purchase price equal to 2.5 times Lingfeng's total revenues for the year ended December 31, 2005 ("2005"), consisting of 1.2 million shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), or approximately 1.9% of the outstanding Common Stock as of the date of this Report (the "Shares"), and cash in the aggregate amount of approximately US$20 million (the "Cash Component"). AOB will pay the Cash Component of the purchase price, with the exception of US$2.5 million to be retained by AOB (the "Retained Amount") pending the completion of an audit of Lingfeng's financial statements for 2005. To the extent Lingfeng's audited revenues for 2005 are less than US$10 million, there will be a reduction in the Cash Component of the purchase price, in an amount to be agreed upon by AOB and Lingfeng at such time. If the Cash Component of the purchase price has been reduced, AOB will debit such amounts from the Retained Amount prior to releasing it upon conclusion of such audit.

         The issuance of the Shares will be exempt from the registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         The Agreement is governed by the laws of China and reflects customary business practices in China. As such, it does not contain all of the customary representations and warranties, indemnification and other applicable provisions that are generally included in an acquisition agreement contemplating the purchase of all outstanding capital shares of a company.

         On April 18, 2006, the Registrant issued a press release, which press release is attached to this Report as Exhibit 99.1.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

         See Item 2.01.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (a), (b) Financial statements and pro forma financial information required by Items 9.01(a) and (b) will be filed by amendment by July 5, 2006.

         (c)      None

         (d)      Exhibits

                  10.1 Acquisition Agreement dated as of April 18, 2006, by and among American Oriental Bioengineering, Inc., Guangxi Lingfeng Pharmaceutical Company Limited and Xiaosheng Yu.

                  99.1 Press Release, dated April 18, 2006.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN ORIENTAL BIOENGINEERING, INC.


                                        By: /s/ Yanchun Li
                                            -----------------------------------
                                        Name:  Yanchun Li
                                        Title: Chief Operating Officer, Acting
                                        Chief Financial Officer and Secretary



         Dated: April 21, 2006



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                                  EXHIBIT INDEX




       EXHIBIT NO.         DESCRIPTION
       -----------         -----------



         10.1 Acquisition Agreement dated as of April 18, 2006, by and among American Oriental
                           Bioengineering, Inc., Guangxi Lingfeng
                           Pharmaceutical Company Limited and Xiaosheng
                           Yu.

         99.1              Press Release dated April 18, 2006.



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